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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Post-Effective Amendment No. 44 to this Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 2-77284) of our report dated February 11, 1997 on our audit of the financial statements and financial highlights of Penn Series Funds, Inc. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.



Coopers & Lybrand L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 13, 1997